                                                                   EXHIBIT 10.26

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

  THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of this 19th day of November, 1997 (the "Agreement Date"), by and between IPAC Properties, a California corporation (the "Seller"), and LINCOLN PROPERTY COMPANY N.C., INC., a Texas corporation (the "Purchaser"), with reference to the following facts.


                                    RECITALS


  A. Seller is the owner of that certain improved real property located at 2219-2221 Old Oakland Road, San Jose, California, as legally described in Exhibit A
                                                                     ---------
attached hereto and made a part hereof (the "Land") together with all (i) improvements and fixtures, including, but not limited to, those two certain one-story R&D buildings containing approximately 138,366 square feet of building rentable area (collectively, the "Improvements") and personal property (the "Personal Property") of Seller located on the Land, and (ii) warranties, guaranties, easements, air rights, development rights, appurtenances, rights and privileges belonging thereto. The Land, the Improvements, the Personal Property and the interests described in (ii) above, are collectively referred to herein as the "Property."

  B. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Property, in accordance with the terms and provisions hereinafter contained in this Agreement.


  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1. Sale of the Property. Seller shall sell to Purchaser and Purchaser shall
     --------------------
buy from Seller the Property at the Closing (defined in Section 5), on the terms and conditions contained herein.

  2. Deposit. Within two (2) business days after the Agreement Date, Purchaser
     -------
shall place on deposit into the escrow account (the "Escrow Account") to be opened with North American Title Company ("Escrow Holder" or "Title Company"), located at 2001 Gateway Place, Suite 220 West, San Jose, California 95110 (Teresa Woest, escrow officer), the amount of One Hundred Thousand Dollars ($100,000.00) as a deposit (the "Deposit"). The Escrow Holder shall cause the Deposit to be placed into an interest bearing bank account acceptable to Purchaser. Until the Closing, all interest earned thereon shall accrue to Purchaser. For purposes of this Agreement, the term Deposit as used herein shall mean and refer to the amount of One Hundred Thousand Dollars ($100,000.00) plus all interest earned thereon. The Deposit shall become non-refundable to Purchaser, except in the event of a default by Seller, upon the written removal or written waiver by Purchaser of all Pre-Closing Conditions; provided, Purchaser shall remove or waive such Pre-Closing Conditions prior to the expiration of the Conditions Period or this Agreement shall be deemed terminated and the Deposit returned to Purchaser in accordance with the provisions of
Section 4.3 hereof.

  3. Purchase Price and Loan Assumption Costs. The purchase price for the
     ----------------------------------------
Property shall be Fourteen Million Six Hundred Thousand Dollars ($14,600,000) (the "Purchase Price"), adjusted for the Roof Credit (defined below) and prorations in accordance with the provisions of Section 8 below. In addition to the Purchase Price, at the Closing Purchaser shall also pay to the Lender (defined below) the Loan Assumption Costs (defined below). The Deposit shall be applied to the Purchase Price at the Closing.

     3.1  Payment of Purchase Price. The Purchase Price shall be payable by
          -------------------------
Purchaser to Seller as follows:

        3.1.1  Purchaser's Assumption of Loan. At the Closing, Purchaser shall
               ------------------------------
assume all of Seller's obligations in, to and under that certain loan made by Sun Life Assurance Company of Canada (U.S.), a Delaware corporation (the "Lender") to Seller with respect to the Property, in the original principal amount of Six Million Seven Hundred Thousand Dollars ($6,700,000) (the "Loan"), to the extent such obligations first arise and accrue from and after the actual Closing Date, including without limitation, Seller's unaccrued obligations in, to and under the promissory note, the deed of trust, the assignment of rents and leases, the financing statements and all other loan documents and instruments given to or otherwise made in favor of the Lender with respect to the Loan (collectively, the "Loan Documents").

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

        3.1.2  Balance of Purchase Price. At the Closing, the balance of the
               -------------------------
Purchase Price remaining after deduction for the Deposit made and the then outstanding principal amount of the Loan assumed by Purchaser hereunder, shall be paid by Purchaser to Seller in cash, in immediately available funds via wire transfer, adjusted for the Roof Credit (defined below) and any prorations in accordance with the provisions of Section 8 below.

     3.2  Loan Assumption Costs. At the Closing, Purchaser shall pay to the
          ---------------------
Lender, through escrow, the Loan Assumption Costs in cash, in immediately available funds via wire transfer. The "Loan Assumption Costs" shall mean and refer to the aggregate of an assumption fee of one and one-half percent (1.5%) of the then outstanding principal amount of the Loan, and any and all costs and expenses actually incurred by the Lender in connection with Purchaser's assumption of the Loan to the extent Purchaser is required to pay such costs pursuant to the provisions of the Loan Assumption Documents (hereafter defined). Seller shall be solely responsible for the payment of all costs and expenses incurred by Seller in connection with the Loan Assumption and the Loan Release Documents (defined below), including without limitation, Seller's attorneys' fees and costs.

  4. Conditions to Purchaser's Obligations. The following conditions are
     -------------------------------------
conditions precedent to Purchaser's obligation to purchase the Property:

     4.1  Pre-Closing Conditions. Purchaser's obligations under this Agreement
          ----------------------
shall be subject to the satisfaction of or waiver by Purchaser, in writing, in its sole and absolute discretion, on or before the earlier of (i) the expiration of the time periods specified in each subsection below, or (ii) the expiration of the period of time between the Agreement Date and 5:00 p.m. (Pacific Time) on December 22, 1997 (the "Conditions Period") of the matters referred to in this
Section 4.1 (collectively, the "Pre-Closing Conditions").

        4.1.1  Title. Within five (5) days following the Agreement Date, Seller
               -----
shall cause to be issued and delivered to Purchaser a preliminary title report for the Property (the "Title Report"), together with legible copies of all documents evidencing exceptions to title referred to therein (collectively, the "Title Documents") issued by the Title Company. Purchaser shall have the period of time from and after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to either approve the exceptions contained in the Title Report and any survey matters, or to notify Seller in writing, specifying any exceptions and/or survey matters to which Purchaser objects (the "Title Objection Notice"). Seller shall have three (3) business days after Seller's receipt of the Title Objection Notice to remove, or agree to remove prior to the Closing, those exceptions and/or survey matters to which Purchaser has objected, and to inform Purchaser of the same. Failure by Seller to remove, or agree to remove prior to the Closing, all of the specified exceptions and survey matters within the specified period shall be deemed to be a failure of this condition, unless Purchaser withdraws its objections in writing prior to the Closing.

        4.1.2  Physical Inspection. Within five (5) days following the Agreement
               -------------------
Date, Seller shall deliver to Purchaser a true and complete copy of the following to the extent any of the following are in Seller's possession or control: (i) any and all environmental site assessment reports and similar information and data with respect to an evaluation of the presence (or potential therefor), use, historical uses and/or remediation of Hazardous Materials (defined below) in, on or under the Property, including without limitation, all correspondence, letters and similar information to and from regulatory or governmental agencies with respect to Hazardous Materials; (ii) the most recent ALTA survey, if any; (iii) any and all structural calculations, roof reports, soils reports, and engineering reports or studies; (iv) any reports or notices received from any governmental agency, including but not limited to, any fire department inspection reports and any state, county or city inspection reports;
(v) a copy of all certificates of occupancy and building permits; (vi) any ADA compliance reports and a description of work completed and compliance requirements not yet completed; and (vii) any summaries of any material construction defects or material defects of the Improvements to the extent actually known to Seller and any and all reports or repairs related thereto. For purposes hereof, the terms "material construction defects" and "material defects" shall mean any patent defect in the structural portions of the Improvements, including roofs, foundations and basic building systems, the cost of which to repair is estimated to exceed $10,000.00 on an individual basis. The term Hazardous Materials as used in this Agreement shall mean and refer to all of the following: (a) any hazardous or toxic wastes, materials or substances, or chemicals, and other pollutants or contaminants, which are or become regulated by all applicable local, state, regional and federal orders, ordinances, rules, regulations (as interpreted by judicial and administrative decisions) and laws (collectively, the "Environmental Laws"); (b) asbestos or urea formaldehyde; (c) polychlorinated biphenyls; (d) flammables, explosive, radioactive materials, carcinogens, and lead; and (e) diesel, petroleum or petroleum by-products. Purchaser and its authorized agents shall have the right to enter upon the Property during normal business hours to make and perform

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

such environmental evaluations, and other inspections and investigations of the physical condition of the Property as Purchaser may desire and make inquiry of any persons in possession or occupancy of the Property, including but not limited to, the soil and geologic conditions, the presence on the Property of Hazardous Materials or the potential therefor, and the condition of the Improvements. Notwithstanding the foregoing, Purchaser shall not be permitted to undertake any intrusive or destructive testing of the Property without first obtaining Seller's written consent thereto, which consent may be given or withheld in Seller's sole discretion. If Seller elects to withhold its consent to permit Purchaser to perform any such intrusive or destructive testing of the Property, then (1) Purchaser may terminate this Agreement by notifying Seller of such election, and (2) if Purchaser so elects to terminate this Agreement, Seller shall immediately pay to and reimburse Purchaser for fifty percent (50%) of Purchaser's verifiable third party costs incurred in connection with its proposed acquisition of the Property, provided, such reimbursement obligation of Seller shall not exceed the amount of Ten Thousand Dollars ($10,000.00) (the "Due Diligence Reimbursable Costs"). Seller's reimbursement obligations under this Section 4.1.2 shall survive any termination of this Agreement. Purchaser shall have the period of time from and after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to notify Seller, in writing, of its approval or disapproval of all of such evaluations, inspections and investigations of the Property, in Purchaser's sole and absolute discretion. Purchaser agrees to indemnify, defend and hold Seller harmless against any and all claims for bodily injury, property damage and mechanics' liens arising out of any actions of Purchaser or its agents or representatives on the Property in the course of such activities; provided, however, any such indemnity and defense will not include any claims or damages relating to the negligence or willful misconduct of Seller, any pre-existing conditions, the effects of the discovery of the presence of any Hazardous Materials, any damages for economic loss, loss of profits, diminution in value or any other consequential damages. The indemnity contained herein shall survive the Closing hereunder or the termination of this Agreement, as the case may be, for a period of one (1) year.

        4.1.3  Lease Documents. Within five (5) days following the Agreement
               ---------------
Date, Seller shall deliver to Purchaser a true and complete copy of all of the following: (i) existing and pending leases and subleases (and any amendments, correspondence and any related information thereto) affecting any portion of the Property (collectively, the "Leases"); (ii) any non-confidential information in Seller's possession or control regarding the creditworthiness of all tenants and subtenants; and (iii) a current rent roll ("Rent Roll") for the Property, listing for each tenant the name, rent, percentage rent, if any, offsets or credits to percentage rent, if any, obligation for reimbursement for expenses, amount of deposit(s) and prepaid rent, if any, lease commencement dates, lease termination dates, lease options, option rent, and cost of living or other rent escalation clauses. Purchaser shall have the period of time from and after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to either approve or disapprove of any such Leases in writing. In no event shall Purchaser be responsible for the payment of any tenant improvement costs associated with any of the Leases. Seller shall also obtain and deliver to Purchaser prior to expiration of the Conditions Period a written reaffirmation from each guarantor under each of the Leases for which a guaranty was initially made. If approved by Purchaser, Seller shall assign its rights, title and interest in and to the Leases, all security deposits and any guaranties of the Leases to Purchaser at the Closing pursuant to the Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit B, and made a part hereof.
                            ---------

        4.1.4  Contracts and Other Agreements. Within five (5) days following
               ------------------------------
the Agreement Date, Seller shall deliver to Purchaser a true and complete copy of alt service contracts, maintenance contracts, improvement contracts, license agreements, agreements of any nature whatsoever affecting the Property, warranties, soils reports, and other contracts or documents affecting the Property or its operation that Seller has in its possession or control (collectively, the "Contracts"). Purchaser shall have the period of time from and after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to either approve of any such Contracts, or to notify Seller in writing, specifying any Contracts which Purchaser desires be terminated effective as of the Closing (the "Disapproved Contracts"). Seller shall have until three (3) business days after Seller's receipt of such notice from Purchaser, if any, to agree to lawfully terminate such Disapproved Contracts effective as of the Closing, with such Disapproved Contracts being terminated effective as of the Closing. Those Contracts specifically approved by Purchaser (the "Approved Contracts") shall be assigned by Seller and Seller shall assign its right, title and interest under the Approved Contracts to Purchaser at the Closing pursuant to the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C, and made a part hereof.
                                          ---------
Failure by Seller to agree to so terminate the Disapproved Contracts within the specified period shall be deemed to be a failure of this condition, unless Purchaser withdraws its disapproval or rejection in writing prior to the expiration of the Conditions Period.

        4.1.5  Income and Expense Statements, Property Tax Bills and Other
               -----------------------------------------------------------
Information. Within five (5) days following the Agreement Date, Seller shall
-----------
deliver to Purchaser a true and complete copy, if any in Seller's possession, of the following: (i) all income and expense statements and year-end

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financial statements for the Property for the most recent full calendar year prior to Closing and to the extent available, the current year; (ii) property tax bills for the current year and the two (2) previous property tax fiscal years; (iii) a copy of all CAM reconciliations for the past two (2) years; (iv) a list of all vendors presently employed by Seller; (v) a list of the Personal Property; and (vi) all operating budgets for the Property for the two (2) most recent full calendar years prior to Closing and to the extent available, the current year. Purchaser shall have the period of time from and after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to notify Seller, in writing, of its approval or disapproval of such information.

        4.1.6  Reports and Survey. Within five (5) days following the Agreement
               ------------------
Date, Seller shall deliver to Purchaser a true and complete copy, if any, of all engineer's reports and/or other studies with respect to the mechanical, electrical, and other physical characteristics of the Property (including without limitation, the roof of the building), and copies of any and all reports or studies prepared by Seller or Seller's representatives, or by any third party pursuant to a contract with Seller or Seller's representatives, relating to the physical condition of the Property (including without limitation, as to the Americans with Disabilities Act (the "ADA") a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, and any amendments thereof), and any other such reports or studies by whomsoever prepared that are in Seller's possession or control. Purchaser shall have the period of time from and after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to notify Seller, in writing, of its approval or disapproval of such documents and information.

        4.1.7  Permits and Approvals. Within five (5) days following the
               ---------------------
Agreement Date, to the extent in Seller's possession or control, Seller shall deliver to Purchaser a true and complete copy of all certificates of compliance, governmental permits and approvals obtained, applied for or otherwise held by Seller, or required to be obtained by Seller, and relating to the construction, operation, use or occupancy of any part of the Property, and all zoning, land use, subdivision, environmental, building and construction laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the Property. Seller shall assign all of its right, title and interest under the approvals and permits to Purchaser at the Closing pursuant to the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C. Purchaser shall have the period of time from and
                   ---------
after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to notify Seller, in writing, of its approval or disapproval of such documents and information.

        4.1.8  Plans and Warranties; and Insurance Information. Within five (5)
               -----------------------------------------------
days following the Agreement Date, Seller shall deliver to Purchaser a true and complete copy of (i) all certificates of insurance procured with respect to the Property by Seller and the current tenants and/or subtenants, and a list of all claims for more than $1,000.00 reported, filed or otherwise made under or against any and all insurance policies for the Property, and (ii) plans, specifications, drawings and similar documents, and all guaranties and warranties relating to the Property, including, but not limited to, all as-built architectural, and civil and structural engineering drawings, and all other as-built drawings or plans prepared for all improvements constructed or to be constructed on or in the Property or otherwise relating to the Property (such drawings and plans should be stamped or sealed by the appropriate consultant). Seller shall assign all of its right, title and interest under any warranties, guaranties and plans to Purchaser at the Closing pursuant to the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C. Purchaser shall have the period of time from and
                   ---------
after the Agreement Date until 5:00 p.m. (Pacific Time) on December 10, 1997 to notify Seller, in writing, of its approval or disapproval of such documents and information.

        4.1.9  Economic Viability. Purchaser's determination, in its sole and
               ------------------
absolute discretion (reasonably exercised), of the economic viability of this purchase of the Property for Purchaser's intended use prior to the expiration of the period of time from and after the Agreement Date until 5:00 p.m. (Pacific
Time) on December 10, 1997.

        4.1.10 Subordination, Non-Disturbance and Attornment Agreement.
               -------------------------------------------------------
Reference is hereby made to that certain Lease Agreement to be made and entered into at the Closing by and between Purchaser, as landlord, and an affiliated entity of Seller, namely Integrated Packaging Assembly Corporation, a California corporation ("IPAC"), as tenant, for the leasing of those certain premises located at 2221 Old Oakland Road, San Jose, California (the "IPAC Premises"), in substantially the form attached hereto as Exhibit H (the "IPAC Lease") and made
                                          ---------
a part hereof. Seller, Purchaser and Lender, shall agree upon the form and content of a subordination, non-disturbance and attornment agreement (the "SNDA.") for the purpose of effecting a subordination of the rights of IPAC under the IPAC Lease to the lien of the deed of trust evidencing the Loan (as modified to accomplish the Loan Assumption), prior to the expiration of the Conditions Period. Purchaser and Seller hereby covenant and agree to use diligent

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

efforts and to negotiate in good faith to agree upon the final form of the SNDA as soon as possible after the Agreement Date.

        4.1.11 Loan Documents and Loan Assumption Documents. Within five (5)
               --------------------------------------------
days following the Agreement Date, Seller shall deliver to Purchaser a true and complete copy of all of the Loan Documents made with the Lender with respect to the Loan together with correspondence of a material nature related thereto. Additionally, Seller shall use all diligent and best efforts to cause the Lender to deliver to Purchaser, as soon as practicable, such documents and instruments which the Lender will require be executed by Purchaser in connection with, and as a condition to, Purchaser's assumption of the Loan as contemplated herein (the "Loan Assumption Documents"). Purchaser shall have until the expiration of the Conditions Period to notify Seller, in writing, of its approval or disapproval of the Loan Documents and the Loan Assumption Documents.

        4.1.12 Loan Release Documents. Seller shall use all diligent and best
               ----------------------
efforts to cause the Lender to deliver to Seller and Purchaser, as soon as practicable, documents pursuant to which Seller and IPAC will be completely released by Lender from all liability under the Loan Documents (including, but not limited to the promissory note, deed of trust and guaranty) with respect to any and all obligations first arising or accruing on or after the Closing Date (the "Loan Release Documents"). The Loan Release Documents shall be in such form and substance as is reasonably acceptable to Seller, in Seller's sole and absolute discretion. Seller shall have until the expiration of the Conditions Period to notify Purchaser in writing, of its approval or disapproval of the Loan Release Documents. If Seller is unable to timely obtain the Loan Release Documents in such form and substance as is acceptable to Seller (in its sole and absolute discretion), either Purchaser or Seller may elect to terminate this Agreement by delivering written notice thereof to the other party on or before the expiration of the Conditions Period. Notwithstanding the foregoing, Seller hereby covenants, agrees and represents to Purchaser that Seller shall act in good faith in making such determination as to the acceptability of the Loan Release Documents and shall not use the foregoing provisions as a disguised reason or excuse not to sell the Property to Purchaser or to otherwise sell the Property to another party for a higher purchase price or more desirable consideration by virtue of a better overall economic deal. In addition to the foregoing and notwithstanding anything to the contrary contained herein regarding any limitation on Purchaser's remedies hereunder, if Seller does not approve of the Loan Release Documents for any reason whatsoever and permissibly elects to terminate this Agreement solely due to the failure of the Lender to completely release Seller and IPAC from all liability under the Loan Documents, then in addition to Seller immediately causing the return to Purchaser of its Deposit and all interest earned thereon Seller shall, within ten (10) days of Purchaser's written demand therefor, pay to and reimburse Purchaser for all of Purchaser's verifiable third party costs incurred in connection with its proposed acquisition of the Property, including without limitation, all attorneys' fees and costs, and all consultants' fees and costs. Seller's reimbursement obligations under this Section 4.1.12 shall survive any termination of this Agreement.

       4.2  Closing Conditions. Following the expiration of the Conditions
            ------------------
Period, Purchaser's obligation to consummate the purchase of the Property shall be subject to the satisfaction of the following conditions (collectively, the "Closing Conditions"):

        4.2.1  Estoppel Certificates. Seller shall obtain and deliver to
               ---------------------
Purchaser no later than ten (10) days prior to Closing estoppel certificates from each of the tenants, including without limitation, IPAC; said certificates shall be substantially in the form of the Tenant Estoppel Certificate attached hereto as Exhibit D, and made a part hereof, and as is acceptable to Purchaser
          ---------
and shall be dated no earlier than thirty (30) days prior to the date of Closing (the "Estoppel Certificates"). As a condition of Purchaser's obligation to consummate the transaction hereunder, Seller shall provide Purchaser with such signed Estoppel Certificates from all such tenants; if Seller is unable to provide Purchaser with Estoppel Certificates from all such tenants, Purchaser may either (a) elect to terminate this Agreement in which case the Deposit and all interest earned thereon shall be returned to Purchaser and Purchaser shall not have any further liability or obligations hereunder, or (b) consummate the transaction in accordance with the provisions hereof.

        4.2.2  No Adverse Change. As of the Closing, no fact or condition shall
               -----------------
exist which is materially and adversely inconsistent with the representations and warranties made by Seller in Section 10 hereof, including without limitation, any change in the number or identity of the tenants.

        4.2.3  Representations and Warranties.  All of Seller's representations
               ------------------------------
and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the date of Closing.

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

        4.2.4  Condition of Property. The physical condition of the Property
               ---------------------
shall be substantially the same on the day of Closing as on the date of the execution of this Agreement, including, without limitation, the Property being free from contamination by any Hazardous Materials (except for those Hazardous Materials which Seller discloses, in writing, to Purchaser during the first 20 days after the Agreement Date), reasonable wear and tear and (subject to Section 12 below) loss by casualty excepted, and, as of the date of Closing, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would, in Purchaser's sole discretion, materially and adversely affect the value of the Property or the ability of Purchaser to operate the Property as intended by Purchaser.

        4.2.5  Termination of Disapproved Instruments. Seller lawfully
               --------------------------------------
terminating, or causing the lawful termination of, any and all Disapproved Contracts and any other written agreements affecting the Property required by Purchaser to be terminated with an effective date of termination being on or before the Closing.

        4.2.6  Delivery of Closing Documents.  Seller delivering to Purchaser
               -----------------------------
all documents required for Closing hereunder, including, without limitation, the documents and instruments set forth in Section 5.4 below and the Seller Lease.

        4.2.7  Delivery of Title Policies. At the Closing the Title Company
               --------------------------
shall be irrevocably committed to issue to Purchaser the ALTA Title Policy (hereafter defined), and to the Lender, the Lender's Title Policy (hereafter defined).

        4.2.8  Termination of Existing IPAC Lease. On or before the Closing
               ----------------------------------
Seller completely, unequivocally and lawfully terminating, by written instrument in form reasonably acceptable to Purchaser and Title Company, that certain lease agreement, dated June 16, 1993, as subsequently assigned to Seller (as landlord), and amended and supplemented (collectively, the "Existing IPAC Lease") presently in force by and between IPAC, as tenant, and Seller, as landlord, for those certain premises located at 2221 Old Oakland Road, San Jose, California (the "IPAC Lease Termination Agreement").

     4.3  Failure of Conditions. In the event that any or all of the Pre-Closing
          ---------------------
Conditions are not satisfied or otherwise waived by Purchaser, in writing, prior to expiration of the applicable time periods set forth above in Section 4.1 hereof, then Purchaser may terminate this Agreement by delivering written notice thereof to Seller on or before the expiration of the applicable time period; provided, if Purchaser fails to timely deliver any such written notice, this Agreement shall be deemed automatically terminated and of no further force or effect. Purchaser's failure to approve or disapprove of any Pre-Closing Condition before the expiration of the applicable time periods shall be deemed disapproval of such Pre-Closing Condition. If Purchaser so elects to terminate this Agreement or this Agreement is automatically terminated, the Deposit and all interest earned thereon shall promptly be returned to Purchaser and Purchaser shall not have any further liability or obligation to Seller hereunder. If Purchaser does not elect to terminate this Agreement due to a failure of any of the Pre-Closing Conditions and notifies Seller in writing that it intends to proceed with the purchase of the Property prior to the expiration of the applicable time periods, subject to the terms and provisions of this Agreement the Deposit shall become non-refundable to Purchaser and the Deposit shall be held in escrow for Seller's benefit, however, all interest earned thereon after the expiration of the Conditions Period shall be for the Purchaser's benefit. If the Pre-Closing Conditions are satisfied or waived by Purchaser but any or all of the Closing Conditions are not satisfied or waived by Purchaser on or before the date established for the Closing (as such date may be extended), then Purchaser shall notify Seller in writing of those Closing Conditions which have not been satisfied or otherwise waived by Purchaser (the "Closing Conditions Failure Notice"). Seller shall have three (3) business days after Purchaser has delivered to Seller the Closing Conditions Failure Notice (and the Closing shall be extended, if necessary to give Seller such three (3) business day period) to notify Purchaser in writing of Seller's election either to (a) take such actions as may be necessary to cure such matters to Purchaser's satisfaction prior to the date of Closing (as same may be extended), or (b) advise Purchaser that Seller will not cure such matters (the "Seller's Conditions Notice"). If Seller elects not to cure such matters, then within two
(2) business days after Purchaser's receipt of the Seller's Conditions Notice (and the Closing shall be extended, if necessary to give Purchaser such two (2) business day period), Purchaser, at its sole option, may elect to do any of the following: (1) Purchaser may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event Seller shall promptly cause the return to Purchaser of the Deposit and all interest earned thereon; (2) if the Closing Condition in question is any of those conditions specified in Sections 4.2.2, 4.2.3 or 4.2.4 and Seller is not in any manner responsible for the deviation or failure of such Closing Condition, then Purchaser may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event Seller shall promptly cause the return to Purchaser of the Deposit and all interest earned thereon; (3) if the Closing Condition in question is any of those conditions specified in Sections 4.2.1, 4.2.5, 4.2.6, 4.2.7 or 4.2.8, or if the Closing Condition in question is any of those conditions specified in Sections 4.2.2, 4.2.3 or 4.2.4 and Seller is responsible for the deviation or failure of such Closing Condition, then Purchaser may pursue any and all remedies available to it at law or in equity; or (4) Purchaser may elect to waive the Closing Condition(s) in question and proceed with the purchase. If Purchaser elects to terminate the Agreement, Purchaser shall not have any further liability or obligation hereunder. If Seller elects to cure such matters as set forth in the Closing Conditions Failure Notice, Seller shall promptly take any and all actions as may be necessary to cure same and the date of the Closing may be extended for a period of time acceptable to both Seller and Purchaser to enable Seller to accomplish same; provided, the Estoppel Certificates shall in all instances be dated no earlier than thirty (30) days prior to the date of the Closing as extended. Failure by Purchaser to notify Seller of the satisfaction or waiver by Purchaser of any of the contingencies set forth herein shall be deemed disapproval by Purchaser of such matters. The foregoing conditions contained in this Section 4 are intended solely for the benefit of Purchaser. If any of the foregoing conditions are not satisfied, Purchaser shall have the right at its sole election either to waive the condition in question and proceed with the purchase or, in the alternative, terminate this Agreement and receive a return of the Deposit and any interest thereon; provided, if Seller shall be in default hereunder or there is a failure of a Closing Condition under the circumstances described in subitem (3) hereinabove, Purchaser shall have the right to pursue all remedies available to it at law or in equity. After the expiration of the Conditions Period and provided this Agreement has not already been terminated (or been deemed terminated) at or prior to the expiration of the Conditions Period, the Deposit (excluding any interest earned thereon) shall be non-refundable to Purchaser subject to (i) the satisfaction or waiver by Purchaser of all of the Closing Conditions, (ii) the provisions of Section 12 below, and
(iii) Seller not being in default of any of the provisions of this Agreement of a material nature.

  5. Closing and Escrow.
     ------------------

       5.1  Escrow Instructions. Upon execution of this Agreement, the parties
            -------------------
hereto shall deposit a copy of an executed counterpart of this Agreement with Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

       5.2  Date of Closing. Unless otherwise agreed to in writing by the
            ---------------
parties, escrow shall close on or before 5:00 p.m. (Pacific Time) on December 23, 1997 (the "Closing Date"). Such date may not be extended without the prior written approval of both Seller and Purchaser, except as otherwise expressly provided in this Agreement. Notwithstanding the foregoing, either party may adjourn the Closing Date for the period of time prescribed by the Lender if the Lender so requires such extension of the Closing Date.

       5.3  Conveyance. At Closing, Seller shall convey to Purchaser insurable,
            ----------
indefeasible and marketable fee simple title to the Property (excluding the Personal Property), by means of a duly executed and acknowledged grant deed in substantially the form of Exhibit E attached hereto and made a part hereof (the
                          ---------
"Grant Deed"). Evidence of delivery of insurable fee simple title shall be the issuance by Title Company of an ALTA Owner's Policy of Title Insurance (Form B, rev. 10/17/70) in an amount not less than the Purchase Price insuring fee simple title to the Property (excluding the Personal Property) in Purchaser, subject only to such exceptions as Purchaser shall have expressly approved pursuant to
Section 4.1.1 above, general real estate taxes and assessments for the then applicable tax fiscal year in which the Closing occurs, general real estate taxes and assessments for subsequent years not yet due and payable, the IPAC Lease, the Leases approved by Purchaser hereunder, and the Loan Assumption Documents (collectively, the "Permitted Exceptions") (the "ALTA Title Policy"). Said policy shall provide full coverage against mechanics' or materialmen's liens arising out of the construction, repair or alteration of any of the Improvements or any tenant improvements and shall contain such special endorsements as Purchaser may require. Additionally, at the Closing, concurrently with the issuance of the ALTA Title Policy to Purchaser, the Title Company shall be irrevocably committed to issue to the Lender an ALTA Loan Policy of title insurance, with the limit of liability being the principal amount of the Loan, subject only to the Permitted Exceptions, in form and content reasonably acceptable to the Lender (the "Lender's Title Policy"). The Closing shall mean the date that the Grant Deed is recorded in the official records of Santa Clara County and possession of the Property is delivered to Purchaser. Title shall be free and clear of all liens, encumbrances, easements and restrictions except those expressly accepted by Purchaser. Seller hereby covenants and agrees that from and after the Agreement Date, Seller shall not sell, assign, encumber or create any right, title or interest in the Property, or any part thereof, or permit to exist, any lien, encumbrance or charge thereon, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein, Seller shall remove or cause to be removed by the Closing any and all monetary liens or encumbrances affecting the Property other than current taxes and assessments for which a lien is not yet due or payable and the Loan Documents.

       5.4  Seller's Closing Documents. At or before the Closing, Seller shall
            --------------------------
deliver to Purchaser or to Escrow Holder for delivery to Purchaser all of the following documents:

        5.4.1  The original duly executed and acknowledged Grant Deed;

        5.4.2 Originals of all leases, subleases, and lease guaranties (and amendments thereto, if any, and all records and correspondence relating thereto) covering any portion of the Property that Seller has in its possession and a duly executed Assignment and Assumption of Leases;

        5.4.3 The duly executed original Estoppel Certificates as required pursuant to Section 4.2.1 above;

        5.4.4 Notices to the tenants at the Property in substantially the form of Exhibit G attached hereto and made a part hereof, duly executed by Seller;

        5.4.5 To the extent available originals, or if originals are not available, certified by Seller as true and complete copies, of all Approved Contracts and any other agreements to be continued by Purchaser after the Closing;

        5.4.6 A duly executed Assignment and Assumption of Contracts, Warranties and Permits, and all appropriate consents thereto, for the Approved Contracts, any other agreements to be continued by Purchaser after Closing, all licenses, permits, approvals, entitlements, plans, specifications, reports and any other documents, as required and specified by Purchaser, including any and all rights to use same without the obligation to compensate any vendors thereunder;

        5.4.7 A Bill of Sale for all of Seller's Personal Property owned in connection with the Property, in substantially the form of Exhibit F attached hereto and made a part hereof;

        5.4.8 Copies of all governmental approvals, permits, certificates of compliance, building permits and certificates of occupancy for the Property, including, without limitation, the Improvements and all tenant occupied space included within the Improvements which are in Seller's possession or control, to the extent not already delivered to Purchaser;

        5.4.9 An affidavit in form reasonably acceptable to Purchaser certifying that Seller is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986, as amended, and a California 590-RE/597 form (as applicable);

        5.4.10 Such corporate resolutions and/or agreements relating to Seller as shall be reasonably required in connection with this transaction;

        5.4.11 Seller shall cause the delivery to (i) Purchaser of the ALTA Title Policy and payment for such ALTA Title Policy shall be in accordance with
Section 8 of this Agreement, and (ii) the Lender of the Lender's Title Policy;

        5.4.12 Four (4) originals of the IPAC Lease, duly executed by IPAC;

        5.4.13 To the extent required by the Lender to be executed by Seller, the Loan Assumption Documents;

        5.4.14 An original of the Loan Release Documents, duly executed by Seller;

        5.4.15 An original of the SNDA, duly executed and acknowledged by IPAC, Lender and Purchaser;

        5.4.16 Two (2) originals of the fully executed IPAC Lease Termination Agreement; and

          5.4.17 Any other documents, instruments, records, correspondence or agreements called for hereunder which have not previously been delivered.

     5.5 Seller and Purchaser shall each deposit such other instruments as are reasonably required by the Escrow Holder, the Title Company or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

     5.6  Purchaser's Closing Documents. At or before the Closing, Purchaser
          -----------------------------
shall deliver to Seller or to Escrow Holder for delivery to Seller all of the following documents:

          5.6.1 A duly executed Assignment and Assumption of Contracts, Warranties and Permits, and a duly executed Assignment and Assumption of Leases;

          5.6.2 Four (4) originals of the IPAC Lease, duly executed by Purchaser, as landlord;

          5.6.3 An original of the Loan Assumption Documents, duly executed by Purchaser;

          5.6.4 An original of the SNDA, duly executed and acknowledged by IPAC, Lender and Purchaser; and

          5.6.5 Any other documents, instruments, records, correspondence or agreements called for hereunder which have not previously been delivered.

  6. LIQUIDATED DAMAGES.  IN THE EVENT PURCHASER FAILS TO COMPLETE THE
     ------------------
PURCHASE OF THE PROPERTY AS CONTEMPLATED HEREIN DUE TO THE MATERIAL FAILURE BY PURCHASER TO PERFORM ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING AND ABLE TO CONSUMMATE THE SALE CONTEMPLATED HEREIN, PURCHASER AND SELLER HEREBY AGREE THAT THE DEPOSIT (EXCLUDING ALL INTEREST EARNED THEREON) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A MATERIAL DEFAULT HEREUNDER BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT (EXCLUDING ALL INTEREST EARNED THEREON) HAS BEEN AGREED UPON, AFTER NEGOTIATION AND TAKING INTO CONSIDERATION ALL CIRCUMSTANCES EXISTING AS OF THE AGREEMENT DATE, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AS WELL AS THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO SELLER THAT COULD BE ANTICIPATED AND SUCH SUM SHALL BE PAID TO AND RETAINED BY SELLER AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A MATERIAL DEFAULT BY PURCHASER UNDER THIS AGREEMENT ON THE PART OF PURCHASER. IN PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

                    /s/ GKL
  INITIALS:  SELLER ____________    PURCHASER _____________

  7. Prorations; and Rent Arrearages.   No later than four (4) business
     -------------------------------
days prior to the Closing Date, Seller shall deliver to both Purchaser and the Escrow Holder all necessary information and documentation for the calculation of prorations as contemplated herein. At Closing, all prepaid rents, rents actually paid and collected, security deposits and any other charges owing and which have been collected by Seller for or in respect of the month in which the Closing occurs shall be prorated as of midnight on the day before the Closing Date and the prorated amount attributable to Purchaser's ownership period shall either be paid to Purchaser at the Closing or credited against the Purchase Price, at Purchaser's option. In addition, real property taxes and assessments, water, sewer and utility charges and amounts payable under the Approved Contracts (calculated on the basis of the period covered), and other expenses normal to the operation and maintenance of the Property shall be prorated as of midnight on the day before the Closing Date on the basis of a 360-day year (i.e. 30 day months). Seller shall be solely responsible for the payment of all supplemental taxes levied, assessed or otherwise accrued prior to the Closing Date. Notwithstanding any other provision of this Agreement to the contrary, if Purchaser shall become liable after the Closing for payment of any property taxes, supplemental or otherwise, assessed against the Property for any period of time prior to the Closing Date, Seller shall immediately pay to Purchaser on demand an amount equal to such tax assessment. With respect to any rent arrears arising under any of the Leases, in no event shall Seller be credited at Closing any pre-closing delinquent rental amounts. Any amounts received by Purchaser after Closing which related to pre-closing delinquent rentals shall, after deduction of Purchaser's costs of collection, be credited first, to any amounts owing to Purchaser by such tenant for post-closing rental obligations and second, to Seller for pre-closing delinquent rental obligations. After the Closing Seller shall have the right to attempt to collect such pre-closing delinquent rental obligations (including without limitation, all taxes and CAM charges) and Purchaser may release such tenants under such Leases from such pre-closing delinquent rental obligations (including without limitation, all taxes and CAM charges). Notwithstanding the foregoing, in no event shall Seller be permitted to bring an action against any tenant under any of the Leases while such tenants are tenants of any portion of the Property which would seek to terminate any such tenant's lease or otherwise evict any tenant, without first obtaining Purchaser's written consent thereto, which consent may be withheld in Purchaser's sole discretion.

  8. Closing Costs and Roof Credit.
     -----------------------------

     8.1  Closing Costs. All costs associated with the transfer of title to the
          -------------
Property and the associated escrow shall be in accordance with the customary practices in Santa Clara County except as otherwise expressly set forth herein. Seller shall pay one-half of the applicable city transfer taxes, all documentary county transfer taxes, all escrow fees, any sales taxes, and the recording costs with respect to the Grant Deed and to remove liens, encumbrances, title exceptions and survey matters in accordance with the provisions of this Agreement. Purchaser shall pay one-half of the applicable city transfer taxes, the premium for the Lender's Title Policy, and the recording costs for any instruments it desires to be recorded, including without limitation, the Loan Assumption Documents. At Closing, Purchaser may obtain from the Title Company a CLTA Owner's Policy of Title Insurance in the aggregate amount of the Purchase Price plus the amount equal to all costs and expenses reimbursed or paid to
      ----
Seller pursuant to this Agreement, insuring fee simple title to the Property in Purchaser, subject to only the Permitted Exceptions (the "CLTA Title Policy"). Purchaser may elect to cause the Title Company to issue the ALTA Title Policy, and if Purchaser so elects, Purchaser shall provide the Title Company with an updated ALTA Survey of the Property, at its sole cost and expense. Seller shall pay the premium charged for the CLTA Title Policy (excluding endorsements except for those endorsements required by the Title Company to be obtained in order to cause the removal from title of objectionable title and/or survey matters which Seller has agreed to remove in accordance with the provisions of Sections 4.1.1 and 5.3 above) and Purchaser shall pay for any incremental premiums or other charges related to the ALTA Title Policy (including endorsements).

     8.2  Roof Credit. At Closing, Seller shall pay to Purchaser, by means of a
          -----------
cashier's check or a credit against the Purchase Price (at Purchaser's election), the amount of Fifty Thousand Dollars ($50,000) (the "Roof Credit") to compensate Purchaser for any and all repairs of the roof of that certain building located at 2219 Old Oakland Road, San Jose, California (the "PCS Building") Purchaser hereby acknowledges and agrees that Seller has deferred maintenance and repairs of the roof of the PCS Building, the scope and extent of which are as set forth in that certain letter report addressed to IPAC, dated October 15, 1997, issued by Royal Roofing Co., Inc. (the "Roof Report"). Purchaser hereby further acknowledges and agrees that the amount of the Roof Credit has been negotiated and agreed upon by the parties as being the total consideration to be paid by Seller for such deferred maintenance and repairs of the roof of the PCS Building as set forth and identified in the Roof Report. Purchaser hereby expressly agrees that at the Closing Purchaser will accept the Property with such deferred maintenance and repairs of the roof of the PCS Building as set forth and identified in the Roof Report.

  9.  Broker and Brokerage Commission.
      -------------------------------

     9.1  Brokerage Commission. Seller and Purchaser respectively represent that
          --------------------
there are no brokers or other intermediaries entitled to receive brokerage commissions or fees or other compensation out of or with respect to the sale of the Property except for Bishop Hawk (the "Broker"). At Closing, Seller shall pay to the Broker a brokerage commission in an amount as agreed upon by Seller and the Broker pursuant to a separate agreement between the parties. Seller shall indemnify, defend and save and hold Purchaser harmless from and against all claims, suits, damages and costs incurred or resulting from the claim of any person, except the Broker (payment of the Broker being Seller's responsibility), that a commission, fee or remuneration is due in connection with this transaction if such claim shall be based upon any statement or agreement alleged to have been made by Seller. Purchaser shall indemnify, defend and save and hold Seller harmless from and against all claims, suits, damages and costs incurred or resulting from the claim of any person, except the Broker (payment of the Broker being Seller's responsibility), that a commission, fee or remuneration is due in connection with this transaction if such claim shall be based upon any statement or agreement alleged to have been made by Purchaser.

       9.2  Separate Representation. Seller and Purchaser hereby acknowledge and
            -----------------------
agree that Bishop Hawk is the broker which represents only the Seller in connection with this transaction.

  10.  Representations and Warranties of Seller. Seller, on behalf of itself and
       ----------------------------------------
its directors, officers, employees, representatives and authorized agents, hereby represents and warrants to Purchaser that, as of the date hereof, the following are true and correct and shall be deemed remade as of the date of the
Closing:

     10.1 To the best of Seller's knowledge without obligation to further investigate and except for the matters referred to in the Roof Report, there are no material physical defects of the Property or any off-site improvements and to the best of Seller's knowledge, all such items are in good operating condition and repair and in compliance with all applicable governmental laws or regulations.

     10.2 To the best of Seller's knowledge, the use and operation of the Property are in full compliance with applicable building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws and regulations.

     10.3 To the best of Seller's knowledge, the certificates of occupancy, income and expense reports, and all other books and records relating to the Property and all other contracts or documents delivered to Purchaser pursuant to this Agreement or in connection with the execution hereof are true and correct copies, and are in full force and effect, without default by (or notice of default to) any party.

     10.4 Seller has not received notice of any condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use and operation of the Property for Purchaser's intended purpose or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

     10.5 To the best of Seller's knowledge, all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are installed to the Improvements, are all connected pursuant to valid permits, and are adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

     10.6 To the best of Seller's knowledge, Seller has obtained all licenses, permits, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to insure vehicular and pedestrian ingress to and egress from the Property.

     10.7 There is no litigation pending or, to the best of Seller's knowledge threatened, against Seller or the Property or any basis therefor that arises out of the ownership of the Property or that might detrimentally affect the use or operation of the Property for Purchaser's intended purpose or the value of the Property or adversely affect the ability of Seller to perform its obligations under this Agreement.

     10.8 Seller is a corporation validly existing and in good standing under the laws of the State of California; this Agreement and all documents executed by Seller which are to be delivered to Purchaser at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Seller, are or at the time of Closing will be legal, valid, and binding obligations of Seller, are and at the time of Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. Seller hereby further represents and warrants that (i) the parties signing this Agreement on behalf of Seller have full power and authority to do so and to fully bind Seller hereunder, and (ii) no other parties are required to sign this Agreement on behalf of Seller, nor are any other consents from any other parties not a signatory to this Agreement on behalf of Seller are required to be obtained by Seller in order to fully bind Seller hereunder.

     10.9 At the time of Closing any outstanding contracts made by Seller for any improvements to the Property shall have been fully paid for in the event such improvements shall have been completed as of Closing. Seller shall promptly cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Property pursuant to contracts entered into by Seller prior to Closing, whether such liens are recorded prior to or after the Closing, and Seller hereby covenants and agrees with Purchaser that any such liens shall be discharged no later than ten (10) days after Seller's receipt of Purchaser's written demand therefor.

     10.10 There are no leasing commissions payable in connection with any new lease or the renewal of any existing lease nor any tenant improvement costs payable in connection with any new lease or existing lease. The Rent Roll delivered to Purchaser is true, correct and complete. All of the leases of the Property as well as the IPAC Lease are (or, in the case of the IPAC Lease, will be as of the Closing Date) in full force and effect and all of the landlord's obligations under such leases which have accrued to date have been performed or will have been performed prior to the Closing; and there are no material disputes with any tenant regarding a Lease, including, without limitation, any notice of default or breach, or with any adjoining property owner.

     10.11 Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code, as amended.

     10.12 To Seller's best knowledge without obligation to further investigate and except as Seller otherwise discloses to Purchaser in either the documents actually delivered to Purchaser by Seller or in writing during the first twenty
(20) days following the Agreement Date, there are no Hazardous Materials which are now or have been located on or within any portion of the Property which are in violation of any applicable federal, state or local laws or ordinances and implementing regulations or guidelines as in effect as of the Agreement Date or as of the date of the Closing; there are and have been no enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws or ordinances relating to any Hazardous Materials and affecting the Property; there are and have been no claims made or threatened by any third party against Seller or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; there are no underground storage tanks located on the Property, whether now or formerly used for the storage or containment of any Hazardous Materials, including any petroleum products or by-products; and the Property does not contain or include any asbestos or asbestos containing materials or any petroleum or petroleum by-products.

     10.13 Seller is the sole owner of (and Purchaser will acquire hereunder) the entire right, title and interest in and to the Property.

     10.14 The Loan Documents and all other documents, instruments and information relating to the Loan delivered or made available to Purchaser pursuant to this Agreement or in connection with the execution hereof are true, complete and correct copies, and are in full force and effect, without default by (or notice of default to) by either Seller, as borrower, or the Lender under the Loan and the Loan Documents and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default by either Seller, as borrower, or the Lender under the Loan and the Loan Documents. Seller hereby further represents and warrants that all of the borrower's and the Lender's obligations under the Loan Documents which have accrued to date have been performed prior to and through the Closing Date, there are no material disputes between Seller, as borrower, and the Lender regarding the Loan or the Loan Documents, and Seller presently asserts no claim of default or offset or defense against the payment of principal, interest or other charges payable by Seller, as borrower, under the Loan and the Loan Documents.

  11.  Possession. Possession of the Property shall be delivered to Purchaser on
       ----------
the Closing Date subject to the possessory rights of the tenants under the Leases and of IPAC under the IPAC Lease, provided, however, that prior to Closing, and subject to Purchaser's indemnity provided in Section 4.1.2 above, Seller shall afford authorized representatives of Purchaser reasonable access to the Property for the purposes of satisfying Purchaser with respect to the representations, warranties, and covenants of Seller contained herein and with respect to satisfaction of any conditions precedent to the Closing contained herein.

  12.  Maintenance of the Property: Casualty and Condemnation. Between the
       ------------------------------------------------------
Agreement Date and the Closing, except for Seller's performance of the roof repairs identified in the Roof Report (which shall not be required during the escrow period), Seller shall maintain the Property in good order, condition and repair, and at least in substantially the same manner as at present, reasonable wear and tear excepted, shall perform all work required to be done by the landlord under the terms of any lease, sublease or other agreement affecting the Property, shall comply with all laws, CC&Rs and recorded restrictions and agreements affecting the Property, and shall make all repairs, maintenance and replacements of the Improvements and any personal property and otherwise operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property except as hereinafter set forth in Section 13 below. In the event that, prior to Closing, the Property, or any part thereof, is destroyed or materially damaged, or if condemnation proceedings are commenced or threatened against the Property, Purchaser shall have the right, exercisable by giving notice of such decision to Seller within twenty (20) days after receiving written notice of such damage, destruction or condemnation proceedings or threat thereof, to terminate this Agreement, in which case, Seller shall cause the return to Purchaser of the Deposit and all interest earned thereon, and neither Purchaser nor Seller shall have any further liability or obligation to each other. For purposes of this Agreement, material damage shall mean any damage or loss which would (a) cost in excess of Fifty Thousand Dollars ($50,000.00) to repair or restore, as determined in good faith by Seller and Purchaser, (b) require more than thirty (30) days to repair or restore, as determined in good faith by Seller and Purchaser, (c) reduce the total square footage of the Property by more than ten percent (10%), or (d) materially impairs access to or from the Property. If Purchaser elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards paid or payable to Seller by reason of such damage, destruction or condemnation shall be paid or assigned to Purchaser and the Purchase Price shall be reduced by an amount equal to any applicable deductible or self-insured retention. In the event of non-material damage to the Property, which damage Seller is unwilling to repair or replace, Purchaser shall accept the Property in its then condition and proceed with the purchase, in which case Purchaser shall be entitled to a reduction of the Purchase Price to the extent of the cost of any applicable deductible or self-insured retention. For purposes of any repairs or replacements of non-material damage under this Section 12, the Closing Date may be extended, at Purchaser's or Seller's election, for a reasonable time to allow such repairs or replacements to be made, which time period shall not exceed ninety (90) days.

  13. Purchaser's Consent to New Contracts Affecting the Property; Seller's
      ---------------------------------------------------------------------
Cooperation. Seller shall not, after the Agreement Date, do any of the following
-----------
without first involving Purchaser therein and obtaining Purchaser's prior written consent thereto: (a) enter into any lease, amendment of lease, contract or agreement; or (b) other than the permitted sublease by IPAC of a portion of the IPAC Premises in accordance with the provisions of the IPAC Lease, permit any tenant of the Property to terminate or cancel its lease or vacate its premises (other than in accordance with the now existing terms of its lease), or consent to or permit any tenant to enter into any sublease or assignment of lease; or (c) enter into any contract or agreement pertaining to the Property which would survive the Closing or create any lien or obligation on the Property that could survive the Closing; or (d) modify any of the Loan Documents, any lease, contract or agreement pertaining to the Property or waive any rights of Seller thereunder, without in each case obtaining Purchaser's prior written consent thereto; or (e) market the Property or any portion thereof to any potential purchaser, joint venture partner, lender or tenant. If Seller desires to so enter into any new lease, contract or agreement or otherwise modify any of the foregoing, Seller shall obtain Purchaser's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. Within five (5) business days after Purchaser's receipt of any such proposed document or instrument, Purchaser shall advise Seller of whether or not Purchaser approves of such proposed document or instrument. If Purchaser fails to notify Seller of its decision within such five (5) business day period, then such proposed document or instrument shall be deemed approved by Purchaser. In all events Seller shall promptly deliver to Purchaser a copy of each and every such document or instrument executed by Seller affecting the Property. Seller shall fully cooperate with Purchaser in its acquisition of the Property, including, but not limited to, promptly delivering to Purchaser a list of all active tenants or potential tenants and their representatives and telephone numbers, and if requested to do so by Purchaser, making introductions to such representatives, touring prospective tenants through the Property, allowing Purchaser to directly negotiate with any and all tenants, subtenants and potential tenants, and executing any and all reasonably necessary documents as requested by Purchaser. Purchaser shall have the right to disclose to all interested parties the existence of this Agreement.

  14. Limited Liability. Seller on behalf of itself and its directors,
      -----------------
officers and representatives hereby agrees that in no event or circumstance shall Purchaser, any of its directors, officers, representatives, agents or employees, any partners and members of Purchaser, or any representatives, agents, employees or partners or members of the partners or members of Purchaser have any personal liability under this Agreement, or to any other party in connection with the Property.

  15. Miscellaneous.
      -------------

          15.1  Notices. Any notice required or permitted to be given under
                -------
this Agreement shall be in writing and shall be deemed to have been given when delivered by U.S. mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission. If to Purchaser, notices, documents and/or demands shall be sent to:

          Lincoln Property Company N.C., Inc.
          101 Lincoln Centre Drive, Fourth Floor
          Foster City, California 94404
          Attn:  Mr. Steve Dunn and Ms. Darleen Fraser
          Phone number: 650-571-2200
          Facsimile number: 650-573-8624

          with a copy to:

          Real Estate Law Group, LLP
          2330 Marinship Way, Suite 211
          Sausalito, California 94965
          Attention:  Bonnie Frank, Esquire
          Phone number: 415-331-2555
          Facsimile number: 415-331-7272

and if to Seller:

          IPAC Properties
          2221 Old Oakland Road
          San Jose, California 95131-1402
          Attention:  Mr. Gerald K. Fehr
          Phone number: 408-321-3600
          Facsimile number: 408-321-0311

with a copy to:

          Wilson, Sonsini, Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, California 94034-1050
          Attention:  Marc Gottschalk, Esquire
          Phone number: 650-493-9300
          Facsimile number: 650-493-6811

Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four (24) hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile.

     15.2  Successors and Assigns. This Agreement shall be binding upon, and
           ----------------------
inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Without being relieved of any liability under this Agreement, Purchaser reserves the right to take title to the Property in a name or nominee other than Purchaser. Purchaser may assign its rights and delegate its obligations under this Agreement, without Seller's consent thereto, to an entity in which Purchaser or a related or affiliated entity of Purchaser is a member or partner, or is otherwise the manager thereof, provided Purchaser delivers to Seller prior written notice of any such assignment.

     15.3  Amendments.  Except as otherwise provided herein, this Agreement
           ----------
may be amended or modified only by a written instrument executed by Seller and Purchaser.

     15.4  Continuation and Survival of Representations and Warranties. All
           ------------------------------------------------------------
representations and warranties by Seller contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement and the delivery of the Grant Deed and transfer of title to the Property for a period of one (1) year. All statements contained in any certificate delivered at any time by or on behalf of Seller in connection with the transaction contemplated hereby shall constitute representations and warranties hereunder.

     15.5  Entire Agreement. This Agreement constitutes the entire understanding
           ----------------
of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

     15.6  Enforceability. If for any reason, any provision of this
           --------------
Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

     15.7  Counterparts. This Agreement may be executed in counterparts. All
           ------------
executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.

     15.8  Dispute Costs. In the event any dispute between the parties with
           -------------
respect to this Agreement results in litigation or other proceedings, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

     15.9  Governing Law. This Agreement shall be governed by and construed
           -------------
in accordance with the laws of the State of California.

     15.10  Time of the Essence: and Business Days.  Time is of the essence
            --------------------------------------
of this Agreement. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific Time) on such date or dates and references to "days" shall refer to calendar days except if such references are to "business days" which shall refer to days which are not a Saturday, Sunday or legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or legal holiday, under the laws of the State of California, the termination of such period shall be on the next succeeding business day. The time in which any act provided under this Agreement is to be done, shall be computed by excluding the first day and including the last day, unless the last day is a Saturday, Sunday or legal holiday under the laws of the State of California, and then it is also so excluded.

  16.  Agreement Date. The parties hereby covenant and agree that the "Agreement
       --------------
Date" shall be the date on which the Escrow Holder confirms in writing to both Seller and Purchaser that the Escrow Holder has actually received from both parties two (2) signed and initialled original counterparts of this Agreement and the Escrow Holder is in a position to release to each of the parties a fully executed original of this Agreement signed and initialled in counterparts. The Escrow Holder shall insert such date in each original counterpart of this Agreement on Page 1 hereof.

  17.  No Successor Liability. Seller agrees that, except for any Leases
       ----------------------
expressly approved by Purchaser hereunder, the Loan Assumption Documents, the IPAC Lease and the Approved Contracts, Purchaser shall have no liability whatsoever as a successor in interest for any contracts or agreements entered into by Seller in connection with its ownership or operation of the Property or the use, occupancy or construction of the improvements located thereon; and Seller shall fully perform all of its commitments and obligations under any such contracts and agreements and shall indemnify and defend Purchaser against (by counsel reasonably acceptable to Purchaser) and hold Purchaser and its partners and members harmless from any and all losses, costs, damages, liabilities and expenses, including without limitation, reasonable attorneys' and experts' fees and costs, brokerage commissions and lease assumptions under the Leases with respect to such contracts and agreements referenced herein.

  18.  AS-IS Condition of Property. Purchaser acknowledges and agrees that prior
       ---------------------------
to Closing, it or its agents will have inspected the Property and observed the physical characteristics and condition of the Property. Purchaser hereby waives any and all deficiencies or defects in the physical characteristics and condition of the Property which would be disclosed by such inspection. Purchaser further acknowledges and agrees that except for any representations made by Seller in this Agreement or pursuant to this Agreement neither Seller or any of Seller's employees, agents or representatives have made any representations, warranties or agreements by or on behalf of Seller as to any matters concerning the Property, the size of the Land, the size of the Improvements, the present use of the Property or the suitability of Purchaser's intended use of the Property, including without limitation, the suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; or proposed routes or roads or extensions thereof other than explicitly disclosed in this Agreement. Purchaser hereby acknowledges and agrees that, except for any representations made by Seller in this Agreement or pursuant to this Agreement, the Property is to be purchased, conveyed and accepted by Purchaser in its present condition, "AS IS", "WHERE IS" AND WITH ALL FAULTS, and that no patent or latent defect in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Purchaser hereunder. Any and all information and documents furnished to Purchaser by or on behalf of Seller relating to the Property shall be deemed furnished as a courtesy to Purchaser but without any warranty of any kind from Seller as to the information contained therein. Purchaser hereby represents and warrants to Seller that as of the Closing Date Purchaser has performed an independent inspection and investigation of the Property and has also investigated and has knowledge of operative or proposed governmental laws and regulations including without limitation, land use laws and regulations to which the Property may be subject, and Purchaser further represents that, except for any representations made by Seller in this Agreement or pursuant to this Agreement, it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including without limitation, Purchaser's review and determination of the applicability and effect of such laws and regulations. Except for any representations made by Seller in this Agreement or pursuant to this Agreement, Purchaser has neither received nor relied upon any representations concerning such laws and regulations from Seller, Seller's employees, agents or any other person acting on or in behalf of Seller.

  IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the Agreement Date.

SELLER:

IPAC Properties, a California corporation

/s/ Gerald K. Fehr
___________________________________________
Name:   GERALD K FEHR
Title:  PRESIDENT

PURCHASER:

LINCOLN PROPERTY COMPANY N.C., INC., a Texas corporation


By:   _____________________________________

Its:   ____________________________________